Exhibit 2.1

FIRST AMENDMENT TO THE TRANSACTION AGREEMENT

by and among

LAUREATE EDUCATION, INC.,

LAUREATE NETHERLANDS HOLDING, B.V.,

REDE INTERNACIONAL DE UNIVERSIDADES LAUREATE LTDA.,

VC NETWORK EDUCAÇÃO S.A.,

and

ÂNIMA HOLDING S.A.

Dated as of April 19, 2022

FIRST AMENDMENT TO THE TRANSACTION AGREEMENT

This First Amendment to the Transaction Agreement (this “First Amendment”) is entered into on April 19, 2022, by and between the parties identified below:

(1)LAUREATE EDUCATION, INC., a company organized and validly existing under the laws of the State of Delaware, United States, with its principal place of business at 78 SW 7th St., Suite 900, Miami, FL 33130, U.S.A. (“Athena”), herein represented in accordance with its organizational documents,

(2)LAUREATE NETHERLANDS HOLDING, B.V., a Dutch Besloten Vennootschap, with head offices at Barbara Strozzilaan 201, 1083HN Amsterdam, enrolled with CNPJ/ME under No. 07.653.065/0001-85 (“Seller”), herein represented in accordance with its organizational documents,

(3)REDE INTERNACIONAL DE UNIVERSIDADES LAUREATE LTDA., a Brazilian limited liability company, with head offices in the City of São Paulo, State of São Paulo, at Rua Quatá, 67, 5th floor, Vila Olímpia, Zip Code 04546-040, enrolled with CNPJ/ME under No. 07.728.655/0001-20 (the “Company”), herein represented in accordance with its organizational documents,

(4)VC NETWORK EDUCAÇÃO S.A., a Brazilian corporation, with head offices in the city of Belo Horizonte, State of Minas Gerais, at Rua Aimorés, 1.451, Bairro Lourdes, Zip Code 30140- 071, enrolled with CNPJ/ME under No. 04.011.351/0001-59 (“Angel”), herein represented in accordance with its organizational documents, and

(5)ÂNIMA HOLDING S.A., a Brazilian corporation, with head offices in the city of São Paulo, State of São Paulo, at Rua Natingui, 862, 1º andar, Vila Madalena, Zip Code 05443-001, enrolled with CNPJ/ME under No. 09.288.252/0001-32 (“Ânima”), herein represented in accordance with its organizational documents,

(Athena, Seller, the Company, Angel and Ânima shall be referred to herein collectively as the “Parties”).

WHEREAS, the Parties executed that certain Transaction Agreement, among other parties thereto, on October 30, 2020 (the “Transaction Agreement”), whereby Athena agreed to sell, transfer, assign, convey and deliver (or cause to be sold, transferred, assigned, conveyed and delivered) to Angel, and Angel agreed to purchase, acquire and assume from Athena or one or more of its applicable Affiliates, all right, title and interest in and to, the Company Equity Interests in exchange for the Adjusted Cash Consideration upon the terms and subject to the conditions set forth in the Transaction Agreement (“Transaction”);

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WHEREAS, the Parties executed that certain Signing Memorandum on October 30, 2020 (the “Signing Memorandum”), whereby the Parties thereto agree to regulate their obligation and other matters as a result of the developments that occurred after the date on which Angel submitted the Binding Offer (as defined in the Signing Memorandum);

WHEREAS, the Parties executed that certain Undertaking Term on May 12, 2021 (the “Undertaking Term”), whereby the Parties agreed on the Capital Gain Methodology, as provided in Section 3.4 of the Transaction Agreement;

WHEREAS, the Parties executed that certain Closing Date Definition Term on May 12, 2021 (the “Closing Definition Undertaking”), whereby the Parties agreed, among other matters, that the closing of the Transaction should take place on May 28, 2021;

WHEREAS, the Parties executed a Closing Memorandum on May 28, 2021 (the “Closing Memorandum”), whereby the Parties, among other matters, have performed the Closing of the Transaction; and

WHEREAS, the Parties agreed to amend the deadlines provided for in Section 2.4 (Earn- Out) of the Transaction Agreement.

NOW, THEREFORE, the Parties agree to enter into this First Amendment, according to the following clauses and conditions, which they have mutually agreed to:

ARTICLE 1 DEFINITIONS

Section 1.1 Capitalized Terms. Unless otherwise defined in this First Amendment, capitalized terms used but not defined herein, and which are defined in the Transaction Agreement, the Undertaking Term, the Closing Definition Undertaking or the Closing Memorandum, shall have the same meaning ascribed to such terms in the Transaction Agreement, the Undertaking Term, in the Closing Definition Undertaking or in the Closing Memorandum, as applicable.

ARTICLE 2 EARN-OUT

Section 2.1 Earn-Out Section. The Parties hereby agree and decide to amend and restate SECTION 2.4 of the Transaction Agreement as follows:

“Section 2.4 Earn-Out. In case MEC issues and publishes decrees authorizing an increment in the number of seats (vagas) of the Medicine Courses to be offered in the campi of Piracicaba or São José dos Campos by Universidade Anhembi Morumbi by April 30, 2023, and provided that no judicial Order has been issued to cancel such authorization until the respective payment date provided herein, Angel shall pay to Seller or its respective designees or successors an earn-out

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consideration in the amount of one million and five hundred thousand Brazilian Reais (R$ 1,500,000.00) per seat (“Earn-Out Payment”). The Earn-Out Payment, reduced by the corresponding withholding Tax, if any, in accordance with Section 3.4, shall be made on the first anniversary of the date on which each relevant authorization has been published, or earlier, at the sole discretion of Angel. In case Angel decides to make the Earn-Out Payment before the first anniversary of the date on which each relevant authorization has been published, Angel shall send to Seller a thirty (30) days prior written notice informing the date of the effective payment. Angel and Ânima hereby agree to, after the Closing, use their commercially reasonable efforts (and to instruct their Representatives in the management of the Group Companies to use their respective commercially reasonable efforts) to achieve the targets for the maximum Earn-Out Payment, and commit not to (and to instruct their Representatives in the management of the Group Companies not to) take any action that could reasonably be expected to reduce, delay or impair the achievement of such targets.”

ARTICLE 3 GENERAL PROVISIONS

Section 3.1 Interpretation. The Parties agree that Section 1.2 of the Transaction Agreement shall apply, mutatis-mutandis, to this First Amendment.

Section 3.2 Effectiveness. This First Amendment shall be effective and full force in effect upon the date hereof.

Section 3.3 Binding Effect. This First Amendment binds, obliges, benefits and shall be enforceable by each of the Parties, their respective heirs and successors for any effect.

Section 3.4 Ratification of Other Provisions. Unless otherwise hereby amended or modified by this First Amendment, the Parties agree that all terms and conditions of the Transaction Agreement shall remain in full force and effect under their terms. This First Amendment and all claims arising out of or relating to this First Amendment shall be governed by and construed in accordance with the same governing law and be subject to the same dispute resolution mechanism provided for in the Transaction Agreement.

Section 3.5 Electronic Signature. The Parties and the witnesses expressly agree that the execution of this First Amendment shall be formalized by electronic signature, which shall be valid and effective by means of electronic signature.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed on the date hereof, in the presence of the 2 (two) witnesses below.
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/s/ Rick H. Sinkfield

LAUREATE EDUCATION, INC.
By: Rick H. Sinkfield Title: Chief Legal Officer

/s/ Aldert Jan de Bruin         /s/ Hasan Barut

LAUREATE NETHERLANDS HOLDINGS, B.V.
By: Aldert Jan de Bruin / Hasan Barut Title: Director A / Director B

/s/ Marcelo Battistella Bueno    /s/ André Tavares Andrade

REDE INTERNACIONAL DE UNIVERSIDADES LAUREATE LTDA.
By: Marcelo Battistella Bueno Title: Officer	By: André Tavares Andrade Title: Officer

/s/ Marcelo Battistella Bueno    /s/ André Tavares Andrade

VC NETWORK EDUCAÇÃO S.A.
By: Marcelo Battistella Bueno Title: Officer	By: André Tavares Andrade Title: Officer

/s/ Marcelo Battistella Bueno    /s/ André Tavares Andrade

ÂNIMA HOLDING S.A.
By: Marcelo Battistella Bueno Title: Officer	By: André Tavares Andrade Title: Officer

Witnesses:

/s/ Camilla B. Cavalcante

/s/ Larissa de Oliveira Garcia Name: Larissa de Oliveira Garcia ID:	Name: Camilla Bortolato Cavalcante ID:

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